EXHIBIT

                                   4.1
            TENDER LOVING CARE HEALTH CARE SERVICES, INC.
                  COMMON STOCK PURCHASE WARRANT


THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON May 26, 2000 AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR ASSIGNED, EXCEPT PURSUANT TO EITHER
(i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 UNDER SUCH ACT OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES PROVIDED AN OPINION OF COUNSEL IS FURNISHED, REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

In consideration of the sum of $1,000,000 and other good and valuable consideration, the receipt of which hereby is acknowledged by TENDER LOVING CARE HEALTH CARE SERVICES, INC., a Delaware corporation (the "Company"), Medline Industries, Inc., or any assignee, transferee or other holder of this Warrant ("holder") hereby is granted the right to purchase, at any time from May 26, 2000 until 5:00 P.M., New York City time, on January 1, 2005 (the "Expiration Date"), up to 333,333 1/3 fully paid and nonassessable shares of the Company's common stock, par value $.01 per share ("Common Stock"), subject to adjustment as provided in Section 5.3 below.

This Warrant is exercisable at a price of $.20 per share of Common Stock issuable hereunder payable in cash or by check, subject to adjustment as provided in Section 5 hereof. Upon surrender of this Warrant with the annexed Subscription Form duly executed, together with payment of the Purchase Price (as defined in Section 4.2 below) for the shares of Common Stock purchased, at the Company's principal executive offices in New York (presently located at 1983 Marcus Avenue, Lake Success, New York 11042) the holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

1. Exercise of Warrant.

The purchase rights represented by this Warrant are exercisable at the option of the holder hereof, in whole or in part (but not as to fractional shares of the Common Stock), during any period in which this Warrant may be exercised as set forth above by (a) the surrender of this Warrant, accompanied by the Subscription Form annexed hereto duly executed, to the Company at its principal office during normal business hours on any day other than a Saturday, Sunday or a day on which national banks are authorized to close in New York City, and (b) the delivery of payment to the Company, for the account of the Company, by cash or by certified or bank cashier's check, of the aggregate Purchase Price for the number of Warrant Shares (as defined in Section 3.2 hereof) then to be purchased. The holder shall be deemed to be the record owner of the number of shares of Common Stock thereby purchased as at the close of business on the date on which this Warrant shall have been exercised as aforesaid. In the case of the purchase of less than all the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

2. Issuance of Stock Certificate

Upon any exercise of this Warrant in accordance with
Section 1, duly executed certificates for the shares of Common Stock so purchased, in such denominations as shall be designated by the holder, each registered in the holder's name and/or that of a designee, and all stock, securities, cash and other assets otherwise issuable in accordance with Sections 5.1 and 5.4 hereof, shall be delivered to the holder or its designee within a reasonable time (not exceeding 5 days) after the date on which this Warrant shall have been so exercised. The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof including, without limitation, any tax which may be payable in respect thereof, and such certificates shall (subject to the provisions of Section 3 hereof) be issued in the name of, or in such names as may be directed by, the holder hereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

3. Restriction on Transfer of Warrant.

3.1 The holder shall not transfer, sell or otherwise dispose of this Warrant in any transaction except within the purview of the Securities Act of 1933, as amended (the
"Act") and in compliance therewith.

3.2 Unless the shares of Common Stock issuable upon exercise of this Warrant (the "Warrant Shares") may, at the time of the exercise of this Warrant, be lawfully resold in accordance with a then currently effective registration statement or post-effective amendment to a registration statement under the Act, the Company may require, as a condition to the delivery of any Warrant Shares to be issued upon exercise of this Warrant:

(a) that the Company receive an appropriate investment letter evidencing that the holder or his permitted assignee is acquiring such Warrant Shares for investment and not with a view to the distribution or public offering of all or any portion thereof, or any interest therein, and an agreement to the effect that the holder or his permitted assignee shall make no sale or other disposition of such Warrant Shares unless and until: (i) the Company shall have received an opinion of legal counsel to the holder or his permitted assignee (in form and substance satisfactory to the Company) to the effect that such sale or other disposition may be made without registration under the then applicable provisions of the Act and the rules and regulations of the Securities and Exchange Commission thereunder; or (ii) such Warrant Shares shall thereafter be included in a currently effective registration statement or post-effective amendment to a registration statement under the Act; and

(b) that the certificate or certificates issued to evidence such Warrant Shares bear an appropriate legend indicating such securities law restrictions on the further sale or other disposition thereof.

4.  Price.

4.1 Initial and Adjusted Purchase Price. The initial purchase price shall be $.20 per share of Common Stock. The adjusted purchase price shall be the price which shall result from time to time from any and all adjustments of the initial purchase price in accordance with the provisions of
Section 5 hereof.

4.2 Purchase Price. The term "Purchase Price" herein shall mean the initial purchase price or the adjusted purchase price, as in effect at the time of exercise or the time otherwise referred to herein.

5.  Adjustments of Purchase Price and Number of Shares.

5.1 Liquidating Dividend. In the event that the Company shall make any distribution of its assets upon or with respect to its Common Stock as a liquidating or partial liquidating dividend, or other than as a dividend payable out of earnings or any surplus legally available for dividends under the laws of the state of incorporation of the Company, the holder shall, upon the exercise of this Warrant after the record date for such distribution or, in the absence of a record date, after the date of such distribution, receive, in addition to the shares subscribed for, the amount of such assets (or, at the option of the Company, a sum equal to the fair value thereof at the time of distribution as reasonably determined by the Board of Directors in its good faith discretion) which would have been distributed to such holder if it had exercised this Warrant immediately prior to the record date for such distribution or, in the absence of a record date, immediately prior to the date of such distribution.

5.2 Subdivision; Stock Dividend and Combination. In case at any time or from time to time after May 26, 2000, the
Company: (a) shall subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares or declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock or any Convertible Securities, the Purchase Price in effect immediately prior to such subdivision, reclassification, stock dividend or distribution shall be proportionately reduced (on a fully diluted basis as such term is hereinafter defined); or (b) shall combine its outstanding shares of Common Stock into a lesser number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased (on a fully diluted basis). For purposes of this Warrant, "on a fully diluted basis" means that all outstanding options, rights or warrants to subscribe for shares of Common Stock and all securities convertible into or exchangeable for shares of Common Stock (such options, rights, warrants and securities are collectively referred to herein as "Convertible Securities") and all options or rights to acquire Convertible Securities have been exercised, converted or exchanged.


5.3. Adjustment in Number of Shares. Upon each adjustment of the Purchase Price pursuant to the provisions of this
Section 5, the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted to the nearest full share (rounded upwards if less than a full share) by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of the Warrant immediately prior to such adjustment and dividing the product so obtained by the Purchase Price in effect immediately after such adjustment.

5.4. Reclassification, Consolidation, Merger, Etc. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Company or such successor or purchasing corporation shall agree that the holder of this Warrant shall have the right thereafter and until the expiration of the exercise period hereof to exercise this Warrant into the kind and amount of stock, securities, cash or assets receivable upon such reorganization, reclassification, consolidation, merger or sale that the holder hereof would have been entitled to receive had such holder exercised this Warrant immediately prior to such reorganization, reclassification, consolidation, merger or sale, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein.

6.  Registration Rights.

(a) Whenever the Company proposes to register any of its securities under the Act (other than in connection with any stock option plan, stock purchase plan, savings or similar plan or an acquisition, merger or exchange of stock) and the form of registration statement proposed to be used may be used for the registration of the Warrant Shares held by the holder (a "Piggyback Registration"), then, the Company shall as soon as practicable under the circumstances (and, in no event, not less than 30 days prior to the filing of such registration statement) give written notice thereof to the holder hereof. At the written request of the holder, received by the Company within 15 days after the receipt of such notice, the Company shall use its best efforts to cause all of the Warrant Shares for which registration shall have been requested to be included in such registration statement (and in any qualification made under applicable state securities laws in which the holder requests to be included); provided, however, the holder shall have the right to request such registration of any Warrant Shares on one occasion only during the term hereof and, provided, further, if any managing underwriter in connection with such registration advises the Company that in its good faith opinion the inclusion of any or all of the Warrant Shares would adversely affect such public offering, then the number of Warrant Shares as to which registration has been requested may be reduced or excluded from such registration by the Company and/or the underwriter.

(b) Expenses. All costs and expenses of any registration and qualification pursuant to this Section 6 shall be borne by the Company. Such costs and expenses shall include, without limitation, the fees and expenses of counsel for the Company and of its accountants, all other costs, fees and expenses of the Company incident to the preparation, printing and filing under the Act of the registration statement and all amendments and supplements thereto, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of the Common Stock and the costs and expenses (including fees and disbursements of counsel) incurred in connection with the qualification of the Common Stock under the securities laws of various jurisdictions. Notwithstanding the foregoing, the Company shall not be obligated to bear any fees, or expenses for counsel or other advisors to the holder or any underwriting fees, discounts or commissions or brokerage fees allocable to the registration or qualification of the Warrant Shares.

Procedures.

(i) In the case of any registration or qualification pursuant to this Section 6, the Company will keep the holder advised in writing as to the initiation of proceedings for such registration and qualification and as to the completion thereof, and will advise the holder, upon request, of the progress of such proceeding.

(ii) At the Company's expense, the Company will keep each registration and qualification under this Section 6 effective (and in compliance with the Act) by such action as may be necessary or appropriate for a period of one hundred twenty (120) days after the effective date of such registration statement, including, without limitation, the filing of post-effective amendments and supplements to any registration statement or prospectus necessary to keep the registration statement current and the further qualification under any applicable state securities laws to permit such sale or distribution, all as requested by the holder. The Company will immediately notify the holder, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(iii) The Company will furnish to the holder, a signed counterpart, addressed to the holder, of (A) an opinion of counsel for the Company, dated the effective date of such registration statement, and (B) a so-called "cold comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, and such opinion of counsel and accountants' letter shall cover substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in connection with underwritten public offerings of securities, or shall be in such other form as is received by the underwriter or underwriters in connection with such registration.

(iv) Without limiting any other provision hereof, in connection with any registration of Common Stock under this
Section 6. the Company will comply with the Act, the Securities Exchange Act of 1934, as amended (the "Exchange
Act"), and all applicable rules and regulations of the Securities and Exchange Commission.

(v) In connection with any registration of Common Stock under this Section 6, the Company will provide a transfer agent and registrar for the Common Stock not later than the effective date of such registration statement.

(vi) In connection with any registration of Common Stock under this Section 6, the Company will, if requested by the underwriters for any Common Stock included in such registration, enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, provisions relating to indemnification and contribution. The holder shall be party to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the holder. Such underwriting agreement shall also comply with Section 6(f) hereof.

(vii) If the Company at any time proposes to register any of its securities under the Act, whether or not for sale for its own account, and such securities are to be distributed by or through one or more underwriters, then the Company will, subject to the limitations set forth in Section 6(a) hereof, make reasonable efforts if requested by the holder, to arrange for such underwriters to include such Common Stock among the securities to be distributed by or through such underwriters.

(viii) In connection with the preparation and filing of each registration statement registering Common Stock under this Section 6, the Company will give the holder and its underwriter, if any, and their respective counsel and accountants (at their sole expense), the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified its financial statements, as shall be necessary, in the opinion of the holder or such underwriters or their respective counsel, in order to conduct a reasonable and diligent investigation within the meaning of the Act. Without limiting the foregoing, each registration statement, prospectus, amendment, supplement or any other document filed with respect to a registration under this Section 6 shall be subject to a reasonable review and comment period by the holder registering Common Stock in such registration and by its counsel.

(d) Provision of Documents. The Company will, at the expense of the Company, furnish to the holder such number of registration statements, prospectuses, offering circulars and other documents incident to any registration or qualification referred to in this Section 6 as the holder from time to time may reasonably request.

The Company agrees to indemnify, to the extent permitted by law, the holder hereof and its officers, directors, stockholders, employees, agents and representatives, and any other person deemed to control the holder within the meaning of the Act against all losses, claims, damages, liabilities and expenses caused by (i) any violation or alleged violation by the Company of the Act, the Exchange Act or any other federal or state securities law, rule or regulation applicable to the Company or (ii) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same.

In connection with any registration statement in which the holder is participating, such holder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors, officers, stockholders, employees, agents and representatives, and any other person deemed to control the Company within the meaning of the Act against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement or material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder. In connection with an underwritten offering, the holder will indemnify the underwriters, the officers and directors and each person who controls such underwriters (within the meaning of the Act) to the same extent as provided above with respect to the indemnification of the Company.


(g)  Any party entitled to indemnification hereunder will
(i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and
(ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(h) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities. If for any reason the foregoing indemnification is unavailable to any party or insufficient to hold it harmless as and to the extent contemplated by the preceding paragraphs, then the Company or the holder, as the case may be, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the holder or any other applicable indemnified party, as the case may be, on the other hand, and also the relative fault of the Company and the holder or other applicable indemnified party, as the case may be, as well as any other relevant equitable considerations.

(i) Other than pursuant to the piggyback and demand registration rights granted by this Section 6 hereof and except for transfers made in transactions exempt from the registration requirements under the Act pursuant to Section
4(2) thereof (or any successor provision), the Company and the holder agree not to offer, sell, contract to sell or otherwise dispose of any of their respective shares of Common Stock within 7 days before or 90 days after the date of any final prospectus relating to any underwritten public offering of the Common Stock on behalf of the Company or otherwise, in each case except pursuant to such prospectus or with the written consent of the underwriter or underwriters for such offering.

(j) No person may participate in any registration hereunder which is underwritten unless such person agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the person or persons entitled hereunder to approve such arrangements and completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

7.  Transfer, Exchange and Replacement of Warrant.

The Company shall keep at its principal office a register in which the Company shall provide for the registration, transfer and exchange of this Warrant. Upon surrender for registration of transfer of this Warrant at such office, the Company shall execute and deliver, subject to Section 3 hereof, in the name of the designated transferee(s) (and, if only a portion of this Warrant is transferred, to the holder), one or more new Warrants representing the right to purchase a like aggregate number of shares of Common Stock, upon surrender of this Warrant at such office. The Company shall not at any time close such register so as to result in preventing or delaying the exercise or transfer of this Warrant.

This Warrant is exchangeable, without expense, upon the surrender hereof by the registered holder at the principal executive office of the Company, for a new Warrant of like tenor and date representing in the aggregate the right to purchase the same number of shares as are purchasable hereunder in such denominations as shall be designated by the registered holder hereof at the time of such surrender.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.

8.  Elimination of Fractional Interests.

The Company shall not be required to issue stock certificates representing fractions of Warrant Shares, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated.

9. Representations and Warranties of the Company.

The Company hereby represents and warrants to the holder that as of the date hereof:

9.1  Organization and Capitalization of the Company.  The
Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The authorized capital of the Company as of May
15, 2000, consists of 50,000,000 shares of common stock, of which 11,809,653 shares are issued and outstanding, and 5,000,000 shares of preferred stock, none of which are outstanding. All the outstanding shares of the Company's capital stock have been validly issued without violation of any preemptive or similar rights and are fully paid and nonassessable.

9.2 Authority. The Company has full corporate power and authority to execute and deliver this Warrant and to perform all of its obligations hereunder, and the execution, delivery and performance hereof have been duly authorized by all necessary corporate action on its part. This Warrant has been duly executed on behalf of the Company and constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms.

9.3 No Legal Bar. Neither the execution, delivery nor performance (including, without limitation, the issuance of Warrant Shares upon exercise hereof) of this Warrant will
(a) conflict with or result in a violation of the certificate of incorporation or by-laws of the Company, (b) conflict with or result in a violation of any law, statute, regulation, order or decree applicable to the Company or any entity controlling, controlled by or under common control with the Company, (c) require any consent or authorization or filing with, or other act by or in respect of, any governmental authority, (d) result in a breach of, constitute a default under or constitute an event creating rights of acceleration, termination or cancellation under any mortgage, lease, contract, franchise, instrument or other agreement to which the Company is a party or by which it is bound, or (e) be subject to any preemptive rights or result in any antidilution adjustments with respect to the conversion, exchange or exercise rights of any class or series of convertible securities.

10  Various Covenants of the Company.

10.1 No Impairment or Amendment. The Company shall not by any action, including, without limitation, amending its certificate of incorporation, any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the holder hereof against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of the Warrant Shares above the amount payable therefor upon such exercise,
(b) take all such action as may be necessary or appropriate in order that the Company may validly issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, (c) obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant, and
(d) not enter into any agreement which would prohibit it from honoring its obligations under this Warrant.

10.2 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance, sale and delivery upon the exercise of this Warrant a number of shares of Common Stock equal to the number of Warrant Shares issuable upon the exercise of this Warrant. All Warrant Shares shall be duly authorized and, when issued upon exercise of this Warrant, shall be validly issued and fully paid and nonassessable with no liability on the part of the holders thereof. The Company shall not at any time while this Warrant remains outstanding allow the par value of the Warrant Shares to exceed the then effective Purchase Price.

10.3 Listing on Securities Exchange. If the Company shall list any shares of Common Stock on any securities exchange, it will, at its expense, list thereon, maintain and increase when necessary such listing of, all Warrant Shares so long as any shares of Common Stock shall be so listed. The Company will also so list on each securities exchange, and will maintain such listing of, any other securities which the holder of this Warrant shall be entitled to receive upon the exercise thereof if at the time any securities of the same class shall be listed on such securities exchange by the Company.

10.4 Certain Expenses. Except as specifically provided to the contrary in Section 6(c), the Company shall pay all expenses in connection with the issue, sale and delivery of the Warrant and the Warrant Shares.

Notices to Warrant Holder.

Nothing contained in this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of this Warrant and prior to its exercise, any of the following events shall occur:

(a) The Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

(b)  The Company shall offer to the holders of its Common
Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

(c)  A dissolution, liquidation or winding up of the Company
(other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; or

(d) Any sales of all assets, consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, any reclassification or change of Common Stock issuable upon exercise of this Warrant, or a tender offer or exchange offer for shares of Common Stock; then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, entitled to vote on such proposed dissolution, liquidation, winding up, sale, consolidation or merger, or to participate in such tender offer or exchange offer. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up, sale, consolidation, merger, tender offer or exchange offer.

The Company shall give 15 days' prior written notice of any change in the Company's principal office.

Upon any adjustment of the number of shares of Common Stock which may be purchased upon the exercise of this Warrant and/or of the Purchase Price, then and in each such case the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company, which notice shall state the Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

Notices.

All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered:

(a) If to the registered holder of this Warrant, to the address of such holder as shown on the books of the Company;
or

(b) If to the Company, to the address set forth on the first page of this Warrant, or to such other address specified in prior written notice given and delivered by the Company to the holder.

13.  Successors.

All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, personal representatives, successors and assigns.

14.  Headings.

The Section headings in this Warrant are inserted for purposes of convenience only and shall have no substantive effect.

15.  Law Governing.

This Warrant is delivered in the State of New York and shall be construed and enforced in accordance with, and governed by, the laws of the State of New York.

16. Survival.

The obligations of the Company under Sections 6 and 10 and the obligations of the holder under Sections 6(e) - 6(j) shall in each case survive the exercise, termination or expiration of this Warrant. The representations and warranties of the holder and the Company set forth herein shall survive the execution and delivery of this Warrant.

WITNESS the signature of the duly authorized officer of the Company.

Dated: May 26, 2000                 TENDER LOVING CARE HEALTH
                                    CARE SERVICES, INC.


                                    By: /s/ Dale R. Clift
                                    Name:  Dale R. Clift
                                    Title:  President


ATTEST:


By: /s/ Renee J. Silver
Name: Renee J. Silver
Title:  Secretary

                        SUBSCRIPTION FORM

                                          __________________, 200_

TO:  TENDER LOVING CARE HEALTH CARE SERVICES, INC.

The undersigned hereby irrevocably elects to exercise the attached Common Stock Purchase Warrant to the extent of _______ Shares of Common Stock of Tender Loving Care Health
Care Services, Inc. and hereby makes payment of $_______ in payment of the purchase price thereof.

                  INSTRUCTIONS FOR REGISTRATION OF STOCK
                        (Please typewrite or print in block
                  letters)


Name:
Address:



Signature:



____________________________________